SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2008

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2008, Sigma-Aldrich issued a press release announcing the appointment of Rakesh Sachdev as Vice-President and Chief Financial Officer (CFO). Mr. Sachdev, (age 52), will join Sigma-Aldrich effective November 17, 2008 and report to Jai Nagarkatti, President and Chief Executive Officer (CEO). He succeeds Sigma-Aldrich’s current CFO Mike Hogan who announced his plans to retire earlier this year. Mr. Hogan’s retirement is effective November 30, 2008.

Prior to his appointment at Sigma-Aldrich, Mr. Sachdev was employed by ArvinMeritor, most recently as Senior Vice President and President Asia Pacific since March 2007. He served as Senior Vice President of Corporate Development and Strategy from April 2005 through March 2007. He served as Interim Chief Financial Officer, Vice President and Controller from August 2003 to March 2005. Mr. Sachdev has been employed by ArvinMeritor since 1999. He also serves as a member of the Board of Directors of Regal Beloit (NYSE: RBC).

Mr. Sachdev will receive annual base pay of $475,000. In 2009, he will be eligible to participate in the Company’s Cash Bonus Plan at a target level of 65% of base salary. The Cash Bonus Plan is described fully in the Company’s 2008 Proxy Statement filed March 13, 2008 with the Securities and Exchange Commission (SEC). He will also be eligible to participate in the Company’s Long-Term Incentive Plan, also described in the Company’s 2008 Proxy Statement. The Cash Bonus Plan and the Long-Term Incentive Plan documents have been filed as exhibits 10(c) and 10(d), respectively, to this Form 8-K and incorporated by reference herein. On November 17, 2008, the Company is expected to award Mr. Sachdev a one-time equity and cash grant of approximately $1.5 million that will vest over a three-year period. The equity portions (66%) vest in equal thirds on the anniversary of his hire date. The cash portion (33%) vests on the first and second anniversaries of his hire date. As a senior executive of the Company, a stock holding requirement of two times annual salary is required, to be fulfilled over a five year period beginning in 2009. The signed offer letter is attached as Exhibit 10(a) to this Form 8-K and incorporated by reference herein. The foregoing description is qualified in its entirety by reference to the offer letter.

Mr. Sachdev has signed the Company’s standard Form of Employment Agreement. The form is filed as exhibit 10(b) of this Form 8-K and incorporated by reference herein.

Item 8.01	Other Events

In addition to the CFO announcement, Sigma-Aldrich is also announcing other promotions to and organization changes in its current management team that are effective January 1, 2009 to further develop its global talent and align the leadership team with its strategic objectives.

Karen Miller (age 51), currently the Controller, will be promoted to the newly created position of Vice President-Strategy & Corporate Development and will report to Jai Nagarkatti. In her new role, Ms. Miller will lead the Company’s efforts to identify growth opportunities through new ventures, alliances, partnerships, continue to refine the Company’s market intelligence capabilities and develop more robust strategic planning. She joined Sigma-Aldrich in 1997 as Controller. Ms. Miller will continue to support the Finance function during the next few months to ensure a smooth and orderly transition. In a related announcement, Kevin Krosley (age 44), will assume the role of Vice-President-New Ventures Group and will report to Ms. Miller.

Dave Julien (age 54), previously President-Research Specialties, will take on the newly created role of President-Supply Chain to accelerate the development of the Company’s global integrated supply chain. This move emphasizes the strategic importance of the Company’s world-class ability to procure, produce and deliver the highest quality products quickly, effectively and efficiently to its customers around the world and to realize the previously communicated profit margin expansion.

Frank Wicks (age 55), currently President-SAFC will assume the role of President-Research Specialties & Research Essentials. Under his leadership both units will continue to respond to the needs of their unique customer segments and will also accelerate internal synergies in marketing, business development and support services for these business units.

Gilles Cottier (age 50), currently President-Research Essentials, will become President-SAFC. Cottier’s in-depth understanding of the Company’s global markets and the development of customer responsive organizations will be an excellent fit with the customer solution driven focus of our SAFC business unit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10	Material Contracts

(a)	Letter Regarding Terms of Employment by and between Sigma-Aldrich Corporation and Mr. Rakesh Sachdev, dated October 23, 2008.

(b)	Form of Employment Agreement, as revised, by and between Sigma-Aldrich and Mr. Rakesh Sachdev, dated October 27, 2008.

(c)	2003 Long-Term Incentive Plan, as amended and restated — Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed March 14, 2006, Commission File Number 0-8135.

(d)	Cash Bonus Plan — Incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed March 29, 2003, Commission File Number 0-8135.

99.1	Press Release issued October 30, 2008 - SIGMA-ALDRICH ANNOUNCES APPOINTMENT OF RAKESH SACHDEV AS CFO AND OTHER ORGANIZATION CHANGES.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2008

SIGMA-ALDRICH CORPORATION

By:	/s/ Karen Miller
Karen Miller, Controller

EXHIBIT INDEX

Exhibit Number	Description
10	Material Contracts

(a)	Letter Regarding Terms of Employment by and between Sigma-Aldrich Corporation and Mr. Rakesh Sachdev, dated October 23, 2008.

(b)	Form of Employment Agreement, as revised, by and between Sigma-Aldrich and Mr. Rakesh Sachdev, dated October 27, 2008.

(c)	2003 Long-Term Incentive Plan, as amended and restated — Incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed March 14, 2006, Commission File Number 0-8135.

(d)	Cash Bonus Plan — Incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed March 29, 2003, Commission File Number 0-8135.

99.1	Press Release issued October 30, 2008 - SIGMA-ALDRICH ANNOUNCES APPOINTMENT OF RAKESH SACHDEV AS CFO AND OTHER ORGANIZATION CHANGES.

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